UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2021

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 2, 2021, the Board of Directors (the “Board”) of Solid Biosciences Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by two members and elected Clare Kahn and Georgia Keresty as members of the Board effective immediately. Dr. Kahn and Dr. Keresty will serve as a Class II and Class III directors, respectively, with a term expiring at the Company’s 2023 and 2021 annual meeting of stockholders, respectively, and thereafter until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal. Dr. Kahn was appointed to serve on the Clinical Committee of the Board. The Board expects to appoint Dr. Keresty to a committee of the Board at a later date. The Company will provide the foregoing information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available.

Dr. Kahn has served as R&D Strategy Officer at X-VAX Technology Inc. (“X-VAX”), a biotechnology company developing vaccines against pathogens acquired by mucosal infection, since October 2019. She served as Chief Regulatory and Preclinical Development Officer at X-VAX from October 2018 to October 2019. Dr. Kahn has also been the president of Clare Kahn Pharma Consulting LLC, through which she provides consulting services on regulatory strategy, since June 2016. Dr. Kahn was previously Vice President, Worldwide Regulatory Strategy, Global Innovative Pharma at Pfizer from January 2014 to June 2016 and Vice President, Worldwide Regulatory Strategy, Specialty Care Business at Pfizer from June 2010 to December 2013. Prior to Pfizer, she was Vice President of Regulatory Affairs at GlaxoSmithKline from 1999 to 2010. Dr. Kahn has a Ph.D. in Biochemical Pharmacology from The Royal Postgraduate Medical School, London and served as Assistant Professor of Pharmacology and of Pathology and Laboratory Medicine at The University of Pennsylvania from 1981-1985.

Dr. Keresty has served as a senior advisor to Takeda, a global research and development driven biopharmaceutical company, since 2021. She served as the R&D chief operating officer of Takeda from 2017 to 2020. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson. From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively. Dr. Keresty holds BSc degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey, an M.S. degree in Information Systems from Pace University, an MBA in Operations Management from Rutgers University, a Ph.D. in Operations Management from Rutgers University, and an MPH in Global Health Leadership from the University of Southern California.

There are no arrangements or understandings between Dr. Kahn or Dr. Keresty and any other persons pursuant to which Dr. Kahn or Ms. Keresty, respectively, was elected as a director.

Dr. Kahn and Dr. Keresty will each receive compensation for their service as non-employee directors and for any committee service in accordance with the Company’s non-employee director compensation program, which is described in Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2020.

In connection with their election as directors, Dr. Kahn and Dr. Keresty will each enter into the Company’s standard form of indemnification agreement with the Company, a copy of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-222357) filed with the SEC on December 29, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Kahn and Dr. Keresty for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such individuals in any action or proceeding arising out of their service as a director of the Company.

Promotion of Joel Schneider, Ph.D.

On March 2, 2021, the Board promoted Joel Schneider to Chief Operating Officer of the Company effective immediately. Prior to his promotion, Dr. Schneider served as the Company’s Chief Technology Officer and Head of Exploratory Research and Development since June 2017. Dr. Schneider also served as an Analyst from March 2014 to March 2015, a Director from March 2015 to January 2017 and Vice President of Research and Development from January 2017 to June 2017. Prior to joining the Company, Dr. Schneider completed a postdoctoral fellowship at Harvard University in the Department of Stem Cell and Regenerative Biology from January 2013 to 2014. He holds a Ph.D. in Cell Biology and Molecular Medicine from Rutgers University and a B.A. in Biology from Brandeis University.

In connection with his promotion, Dr. Schneider’s annual base salary will be increased to $425,000, and his target annual incentive bonus will be 40% of his base salary. In connection with his promotion, the Board has granted Dr. Schneider a stock option to purchase 15,000 shares of common stock of the Company under the Company’s 2020 Equity Incentive Plan. The option has an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on March 2, 2021 and is scheduled to vest in four equal annual installments on the anniversary of the grant date until the fourth anniversary of the grant date.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Schneider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: March 5, 2021	By:	/s/ Ilan Ganot
Name: Ilan Ganot Title: Chief Executive Officer